Filed Pursuant to Rule 424(b)(5)
Registration No. 333-242078

PROSPECTUS

$100,000,000

Molecular Templates, Inc.

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $100,000,000 from time to time through Cowen acting as our agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MTEM.” On August 6, 2020, the last reported sale price of our common stock was $11.14 per share.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

Investing in our common stock involves a high degree of risk. These risks are described under the caption “Risk Factors ” beginning on page SA-8 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

The date of this prospectus is August 17, 2020

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus filed by us with the SEC. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, “Molecular,” “MTEM,” “the Company,” “we,” “us,” “our” and similar terms refer to Molecular Templates, Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Molecular Templates, Inc.

We are a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit, or SLTA to create potential novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

ETBs use a genetically engineered version of the SLTA. In its wild-type form, Shiga-like Toxin, or SLT is thought to induce its own entry into a cell when proximal to the cell surface membrane, self-route to the cytosol, and enzymatically and irreversibly shut down protein synthesis via ribosome inactivation. SLTA is normally coupled to its cognate Shiga-like Toxin B subunit, or SLTB, to target the CD77 cell surface marker, a non-internalizing glycosphingolipid. In our scaffold, a genetically engineered SLTA with no cognate SLTB component is genetically fused to antibody domains or fragments specific to a target, resulting in a biologic therapeutic that can identify the particular target and specifically kill the cell. The antibody domains may be substituted with other antibody domains having different specificities to allow for the rapid development of new drugs to selected targets in cancer and other serious diseases.

ETBs combine the specificity of an antibody with SLTA’s potent mechanism of cell destruction. Based on the disease setting, we have created ETBs that have reduced immunogenicity and are capable of delivering additional payloads into a target cell. Immunogenicity is the ability of a foreign substance to provoke an immune response in a host. ETBs have relatively predictable pharmacokinetic, or PK, and absorption, distribution, metabolism and excretion, or ADME, profiles and can be rapidly screened for desired activity in robust cell-based and animal-model assays. Because SLTA can induce internalization against non- and poorly-internalizing receptors, the universe of targets for ETBs should be substantially larger than that seen with antibody drug conjugates, or ADCs, which are not likely to be effective if the target does not readily internalize the ADC payload.

ETBs have a differentiated mechanism of cell kill in cancer therapeutics (the inhibition of protein synthesis via ribosome destruction), and we have preclinical and clinical data demonstrating the utility of these molecules in chemotherapy-refractory cancers. ETBs have shown good safety data in multiple animal models as well as in our clinical studies to date. We believe the target specificity of ETBs, their ability to self-internalize, their potent and differentiated mechanism of cell kill and their safety profile provide opportunities for the clinical development of these agents to address multiple cancer types.

Our initial approach to drug development in oncology involves the selection of lead compounds to validated targets in cancer. We have developed ETBs for various targets, including CD20, CD38, HER2, and PD-L1. CD20 is central to B cell malignancies and is clinically validated as a target for the treatment of lymphomas and autoimmune disease. CD38 has been validated as a meaningful clinical target in the treatment of multiple myeloma. PD-L1 is central to immune checkpoint pathways and is a target expressed in a variety of solid tumor cancers.

Our Pipeline

MT-3724 (CD20 ETB)

Our lead compound, MT-3724, is an ETB that recognizes CD20, a B cell marker and is currently in multiple Phase II studies. The dose escalation portion of the Phase I monotherapy clinical trial has been completed for MT-3724 and was followed by the initiation of a Phase Ib expansion cohort, which was initiated in the fourth quarter of 2017. Results of the Phase I/Ib study were presented at the American Society of Hematology (ASH) Annual Meeting, December 7-10, 2019 in Orlando, FL. Of the 13 serum rituximab negative (RTX-neg) diffuse large B cell lymphoma, or DLBCL or mixed DLBCL/FL subjects, 5 responded (38% objective response rate) across the range of 5 to 100 µg/kg doses. Of the 5 responses, 2 were complete responses (CRs) and 3 were partial responses (PRs). Three patients had stable disease (including 2 patients with 49% and 47% tumor reductions) and 5 patients had progressive disease. Of the 5 serum RTX-neg subjects with DLBCL who received MT-3724 at 50 µg/kg, the maximum tolerated dose (MTD), 3 responded (2 CRs, 1 PR).

In 2019, we initiated a Phase II cohort for the monotherapy trial with MT-3724, which has the potential to be a pivotal study. We have also initiated a Phase II combination study with MT-3724 and chemotherapy (gemcitabine and oxaliplatin) in an earlier line of treatment for DLBCL and a second Phase II combination study with MT-3724 and Revlimid® (lenalidomide), also in an earlier line of DLBCL treatment. Interim results were presented at the virtual 25th Congress of the European Hematology Association (EHA) in June 2020. This data demonstrated preliminary evidence of tolerability and efficacy with lenalidomide at standard doses and MT-3724. Among 7 evaluable subjects, 2 were CRs and 3 were PRs. While there were no permanent discontinuations due to adverse events, grade 2 capillary leak syndrome occurred at 25 mcg/kg, leading to the opening of a new cohort at 20 mcg/kg. The study now has a new schedule of therapy with MT-3724 being dosed twice rather than three times weekly for the first two cycles and then on a weekly schedule thereafter. The combination study with GemOx has demonstrated preliminary evidence of efficacy but grade 2 innate immune adverse effects were seen with standard doses of gemcitabine and oxaliplatin and 10 µg/kg doses of MT-3724. The study protocol has been amended to include a revised schedule where MT-3724 dosing is initially sequenced with GemOx dosing. We expect to provide updates on all three Phase II studies of MT-3724 in the second half of 2020. We plan to initiate Phase II studies for MT-3724 in relapsed/refractory follicular lymphoma (FL) and relapsed/refractory mantle cell lymphoma (MCL) in the second half of 2020.

MT-5111 (HER2 ETB)

We filed an IND for MT-5111, our ETB targeting HER2, in March 2019 and the IND was accepted in April 2019. We began dosing patients in a Phase I study of MT-5111 for the treatment of HER2-positive cancers in the fourth quarter of 2019. The ongoing Phase I study has two parts: Part 1 is dose escalation and Part 2 is dose expansion, which will begin when a maximum tolerated dose (MTD) or Recommended Phase II 2 Dose (RP2D) is established in Part 1. We provided an update on this study in June 2020. All of the following information on the Phase I study for MT-5111 was as of that update. 10 subjects, with a median of 5 prior lines of therapy and a median of 2 prior HER2-targeting regimens, have been treated with MT-5111 (metastatic cholangiocarcinoma n=5, metastatic breast cancer n=4, metastatic gastro-esophageal junction carcinoma n=1). Thus far, no dose limiting toxicities (DLTs) have been observed in any cohort and MT-5111 appears to be well tolerated, with no cardiotoxicity observed to date (cardiotoxicity is a known potential toxicity for HER2 targeted therapies). There were 4 subjects in total on treatment from the second (1 µg/kg/dose) and third cohorts (2 µg/kg/dose). No cardiac AEs or abnormalities in cardiac biomarkers have been noted thus far. Reported AEs that may be causally related among the 3 cohorts to date include the following: one instance of grade 1 chills, one instance of grade 1 hypophosphatemia, one instance of grade 1 nausea, and one instance of grade 2 AST elevation. The grade 2 AST elevation occurred in a subject in cohort 1 with disease progression in hepatic metastases; no causally related AST or ALT elevations have been noted in any other subjects to date. The ongoing subject from cohort 2 (45 y/o female with metastatic breast cancer) has stable disease (the subject only has evaluable disease but no measurable lesions per RECIST 1.1, and is classified as non-CR, non-PD per protocol) and remains on treatment, now in cycle 5. One subject in cohort 3 with metastatic breast cancer has had a follow-up CT scan at the end of cycle 2 and has stable disease. Six subjects have discontinued for disease progression and two subjects are too early to evaluate. Cohort 4 (3.0 µg/kg/dose) has begun dosing. We are encouraged by the safety profile to date in these heavily pretreated patients and expect to provide an update on results from the subjects currently on treatment as well as higher dose cohorts from the dose escalation portion of the Phase 1 study (including doses that are predicted to be clinically active based on preclinical data) in the fourth quarter of 2020.

TAK-169 (CD38 ETB)

Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Ltd. filed an IND for TAK-169, our jointly discovered ETB targeting CD38, in May 2019 and the IND was accepted in June 2019. Phase I dosing for TAK-169 began in the first quarter of 2020.

Research

We anticipate filing an IND for MT-6402, our ETB targeting PD-L1, in the second half of 2020. We anticipate filing an IND for our ETB targeting CTLA-4 in 2021. We are also conducting preclinical research on ETBs targeting SLAMF-7 and CD45.

Our Platform

We have built up multiple core competencies around the creation and development of ETBs. We developed the ETB technology in-house and continue to make iterative improvements in the scaffold and identify new uses of the technology. We also developed the proprietary process for manufacturing ETBs under Current Good Manufacturing Process, or cGMP standards and continue to make improvements to its manufacturing processes.

We have conducted multiple cGMP manufacturing runs with our lead compound and believe this process is robust and could support commercial production with gross margins that are similar to those seen with antibodies.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page SA-24 of this prospectus.

Impact of COVID-19

In March 2020, the outbreak of COVID-19 caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization. It has impacted, and is continuing to impact, all aspects of society, including the operation of the healthcare system and other business and economic activity worldwide. The COVID-19 pandemic, and other similar outbreaks of contagious diseases, may adversely impact our business, financial condition, and results of operations. For example, we and the third-party clinical trial sites or investigators involved in our current and future clinical trials may experience significant interruptions or delays as a result of this pandemic, and these could impact the conduct of our clinical trials and our ability to complete them in a timely manner or at all, which in turn could delay and/or negatively impact the regulatory review and approval of our product candidates.

We are carefully and continually evaluating the potential individual patient risk associated with continuing to enroll in our existing studies during the ongoing COVID-19 pandemic, in accordance with FDA and foreign regulatory authorities’ recommendations for clinical trials. We have decided, in collaboration with treating investigators, to allow our studies to remain open and able to treat enrolled patients and screen new patients. This decision is predicated on the treating investigator determining that the potential benefit to the patient of investigational therapy outweighs the potential risk of contracting COVID-19. Patients enrolled in our trials have relapsed or refractory incurable malignancies with few or no standard-of-care therapeutic options and limited life expectancy. COVID-19 has led to a significant slowdown in the pace of site initiations and patient enrollment in our clinical studies. The degree of disruption is variable by geography and individual clinical site, with some sites closed to new enrollment, some screening and enrolling only patients with an urgent need for treatment, and a small minority attempting to operate as usual. The COVID-19 pandemic has resulted in a significant slowdown in the pace of site initiations and patient enrollment across our MT-3724 Phase II programs. As a CD20-targeting agent for the treatment of hematological malignancy, MT-3724 may impair the ability to generate humoral immunity to coronavirus infection. To date, screening and enrollment for the MT-5111 Phase I study has been less adversely affected than the MT-3724 studies but it is enrolling at slower pace than was projected pre-COVID-19. To date, we have been able to continue to work at our cGMP manufacturing facility and laboratories without interruption from COVID-19. As a result, manufacturing of product supply for clinical trials and research activities to support advancement of our preclinical pipeline (including partnered programs) have not been adversely affected by COVID-19 to date.

The extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on the manner in which this pandemic continues to evolve and future developments in response thereto, which are highly uncertain and cannot be predicted with confidence and which may include, among other things, the ultimate severity and duration of this pandemic; governmental, business or other actions that have been, or will be, taken in response to this pandemic, including restrictions on travel and mobility, business closures and imposition of social distancing measures; impacts of the pandemic on the vendors or distribution channels in our or our partners’ supply chain and ability to continue to manufacture our investigational products; impacts of the pandemic on the conduct of our clinical trials, including with respect to enrollment rates, availability of investigators and clinical trial sites or monitoring of data; and impacts of the pandemic on the regulatory agencies with which we interact in the development, review, approval and commercialization of our medicines.

Our Corporate Information

We were incorporated in Delaware on October 17, 2001. On August 1, 2017, we completed our business combination with Molecular Templates OpCo, Inc., or what was then known as “Molecular Templates, Inc.” (“Private Molecular”; formerly D5 Pharma Inc., a Delaware corporation incorporated on February 19, 2009), in accordance with the terms of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of March 16, 2017, by and among us (formerly known as Threshold Pharmaceuticals, Inc. (Nasdaq: THLD) (“Threshold”), Trojan Merger Sub, Inc. (“Merger Sub”), our wholly owned subsidiary, and Private Molecular, pursuant to which Merger Sub merged with and into Private Molecular, with Private Molecular surviving as our wholly owned subsidiary, now “Molecular Templates OpCo, Inc.” (the “Merger”). Upon the consummation of the Merger, we changed our name to “Molecular Templates, Inc.”

Molecular and Molecular Templates OpCo, Inc. each have a principal executive office at 9301 Amberglen Boulevard, Suite 100, Austin, Texas 78729 and telephone number (512) 869-1555. Our website address is www.mtem.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners. As used herein, the words “Molecular Templates,” “Molecular,” “MTEM,” the “Company,” “we,” “us,” and “our” refer to Molecular Templates, Inc. and our subsidiaries. Our subsidiary Molecular Templates OpCo, Inc. was incorporated in Delaware in February 2009.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding after this offering	Up to 8,976,660 shares, assuming sales at a price of $11.14 per share, which was the closing price on the Nasdaq Global Select Market on August 6, 2020. Actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Manner of offering	“At the market offerings” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page SA-19 of this prospectus.

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section entitled “Use of Proceeds” on page SA-12 of this prospectus.

Risk factors	See “Risk Factors” beginning on page SA-8 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“MTEM”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 45,778,876 shares of our common stock issued and outstanding as of June 30, 2020. The number of shares outstanding as of June 30, 2020, unless otherwise indicated, excludes, each as of June 30, 2020:

•	6,629,490 shares issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $9.03 per share;

•	8,636 shares reserved for issuance under our Amended and Restated 2004 Employee Stock Purchase Plan as of June 30, 2020;

•	481,855 shares reserved for issuance under our 2018 Equity Incentive Plan as of June 30, 2020;

•	3,144,458 shares issuable upon the exercise of warrants outstanding as of June 30, 2020 at a weighted average exercise price of $7.01 per share; and

•	250 shares of Series A Preferred Stock, which are convertible into 250,000 shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Molecular.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $11.14 per share, the last reported sale price of our common stock on August 6, 2020 on the Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $195.42 million or approximately $3.32 per share. This represents an immediate increase in net tangible book value of approximately $1.34 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $7.82 per share to purchasers of our common stock in this offering.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding options or warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our intended use of the net proceeds from offerings of our securities under this prospectus and any prospectus supplement;

•	the implementation of our business strategies, including our ability to pursue development pathways and regulatory strategies for MT-3724 and other engineered toxin body (“ETB”) biologic candidates;

•	the timing and our ability to advance the development of our drug or biologic candidates;

•	our plans to pursue discussions with regulatory authorities, and the anticipated timing, scope and outcome of related regulatory actions or guidance;

•	our ability to establish and maintain potential new partnering or collaboration arrangements for the development and commercialization of ETB biologic candidates;

•	our financial condition, including our ability to obtain the funding necessary to advance the development of our drug or biologic candidates;

•	the anticipated progress of our drug or biologic candidate development programs, including whether our ongoing and potential future clinical trials will achieve clinically relevant results;

•	our ability to generate data and conduct analyses to support the regulatory approval of our drug or biologic candidates;

•	our ability to establish and maintain intellectual property rights for our drug or biologic candidates;

•	whether any drug or biologic candidates that we are able to commercialize are safer or more effective than other marketed products, treatments or therapies;

•	our ability to discover and develop additional drug or biologic candidates suitable for clinical testing;

•	our ability to identify, in-license or otherwise acquire additional drug or biologic candidates and development programs;

•	our anticipated research and development activities and projected expenditures;

•	our ability to complete preclinical and clinical testing successfully for new drug or biologic candidates that we may develop or license;

•	our ability to have manufactured active pharmaceutical ingredient, or API, and drug or biologic product that meet required release and stability specifications;

•	our ability to have manufactured sufficient supplies of drug product for clinical testing and commercialization;

•	our ability to obtain licenses to any necessary third-party intellectual property;

•	our anticipated use of proceeds from any financing activities;

•	our ability to retain and hire necessary employees and appropriately staff our development programs;

•	the extent to which COVID-19 will continue to impact our business operations or financial condition;

•	our projected financial performance; and

•	the sufficiency of our cash resources.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use any net proceeds from the sale of common stock under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2020, our net tangible book value was approximately $50.1 million, or $1.10 per share of common stock (which does not give effect to the sale of 4,133,916 shares of our common stock sold for an aggregate of $50.0 million gross proceeds subsequent to June 30, 2020 pursuant to our prior sales agreement with Cantor Fitzgerald & Co. (the “Cantor ATM”)). Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 45,778,876, the number of shares of common stock outstanding as of June 30, 2020.

After giving effect to (i) the sale of 4,133,916 shares of our common stock sold for an aggregate of $50.0 million gross proceeds subsequent to June 30, 2020 pursuant to the Cantor ATM and (ii) the sale of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $11.14 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 6, 2020, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been $195.42 million, or $3.32 per share of common stock. This amount would represent an immediate increase in net tangible book value of $1.34 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $7.82 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed offering price per share		$11.14
Net tangible book value per share as of June 30, 2020	$1.10
Increase in net tangible book value per share attributable to the Cantor ATM	$0.88
Increase in net tangible book value per share attributable to this offering	$1.34
As adjusted net tangible book value per share after the Cantor ATM offering and this offering		$3.32
Dilution per share to new investors participating in this offering		$7.82

The table above assumes for illustrative purposes that an aggregate of 8,976,660 shares of our common stock are sold pursuant to this prospectus at a price of $11.14 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 6, 2020, for aggregate gross proceeds of $100.0 million. The shares are being sold from time to time at various prices pursuant to the sales agreement with Cowen. A $1.00 increase in the assumed offering price of $11.14 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 6, 2020, would increase dilution per share to purchasers by approximately $0.96, after deducting commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed offering price of $11.14 per share would decrease dilution per share to purchasers by approximately $0.95, after deducting commissions and estimated offering expenses payable by us.

The above discussion and table are based on 45,778,876 shares of our common stock issued and outstanding as of June 30, 2020, and excludes, as of that date:

•	6,629,490 shares issuable upon the exercise of options outstanding as of June 30, 2020 at a weighted average exercise price of $9.03 per share;

•	8,636 shares reserved for issuance under our Amended and Restated 2004 Employee Stock Purchase Plan as of June 30, 2020;

•	481,855 shares reserved for issuance under our 2018 Equity Incentive Plan as of June 30, 2020;

•	3,144,458 shares issuable upon the exercise of warrants outstanding as of June 30, 2020 at a weighted average exercise price of $7.01 per share; and

•	250 shares of Series A Preferred Stock, which are convertible into 250,000 shares of common stock.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2020, we had 45,778,876 shares of common stock outstanding, 250 shares of preferred stock outstanding and approximately 55 common stock stockholders of record and three preferred stock stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of our Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

Common Stock

We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that are currently designated and issued or that we may designate and issue in the future. Except as described under “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions” below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Trust Company, N.A., P.O. Box 30170, College Station, TX 77842.

Stock Exchange Listing

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “MTEM.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Charter Documents Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In accordance with our amended and restated certificate of incorporation, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, our board is divided into three classes, with one class being elected each year. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the our board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. Our classified board provision could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Molecular and could increase the likelihood that incumbent directors will retain their positions.

Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

As required by the Delaware General Corporation Law, any amendment of our amended and restated certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our amended and restated certificate of incorporation, thereafter be approved by a majority of all of the outstanding shares entitled to vote thereon, voting together as a class, and a majority of the outstanding shares of each class entitled to vote thereon, voting separately. As provided in our amended and restated certificate of incorporation, notwithstanding the fact that approval by a lesser vote may be permitted by law, any amendment related to provisions of our amended and restated certificate of incorporation related to stockholder action, calling of special meetings, director number and nominations, amendment of our amended and restated bylaws, must be approved by not less than 66 2/3% of the then-outstanding shares of capital stock, voting together as a single class. Our amended and restated bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in our amended and restated bylaws, including that, notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of Molecular required by law, our amended and restated bylaws or any preferred stock, the affirmative vote of the holders of at least 66 2/3% percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of our amended and restated bylaws. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Molecular and could delay changes in management.

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, (i) with respect to nominations of directors or other business at an annual meeting, to be timely, notice must be received at our principal executive offices not less than 120 days or more than 150 days prior to the first anniversary date of the annual meeting for the preceding year, and (ii) with respect to nominations of directors at a special meeting, to be timely, notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The notice must contain certain information specified in our amended and restated bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Our amended and restated bylaws provide that only the chairman of the board of directors, our president or a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our amended and restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting. The restriction on the ability of our stockholders to call a special meeting means that a proposal to replace one or more directors on our board of directors also could be delayed until the next annual meeting.

Our amended and restated certificate of incorporation also provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend Molecular’s amended and restated bylaws or remove directors without a stockholders’ meeting.

Limitation of Liability and Indemnification

As permitted by Delaware law, our amended and restated certificate of incorporation limits or eliminates the personal liability of our directors to the maximum extent permitted by Delaware law. Pursuant to our amended and restated certificate of incorporation, a director shall not be personally liable to Molecular or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Molecular or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Molecular shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our amended and restated bylaws provide for indemnification, of our directors and executive officers involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer or is or was serving at our request as a director or officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent to the maximum extent permitted by the Delaware General Corporation Law, including as such law may be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment); provided, however, that, subject to certain limitations with respect to proceedings to enforce rights to indemnification, we will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by our board of directors.

Our amended and restated bylaws also provide, to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware will be the exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws; or (4) any action asserting a claim against us that is governed by the internal affairs doctrine. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rule and regulations thereunder. There is uncertainty as to whether a court would enforce such provision with respect to claims under the Securities Act, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provisions contained in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Pursuant to our amended and restated bylaws, we will also pay the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, we will only make an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer upon delivery to us of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers and we intend to enter into new indemnification agreements with certain of our current directors and each of our executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The above discussion of our amended and restated certificate of incorporation, our amended and restated bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such amended and restated certificate of incorporation, such amended and restated bylaws, such indemnification agreements and such statutes.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $100,000,000 of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our common stock. Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, we may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cowen may suspend the offering of common stock upon notice and subject to other conditions.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. In addition, we have agreed to reimburse Cowen for fees and disbursements related to its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $200,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the compensation payable by us to Cowen, and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the sales agreement, we may also sell shares of common stock to Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cowen as principal, we will enter into a separate terms agreement with Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Cowen will not engage in any transaction that stabilizes our common stock.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “MTEM.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Cowen is being represented by Goodwin Procter LLP, New York, New York in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.mtem.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020;

•	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 23, 2020 that are deemed “filed” with the SEC under the Exchange Act;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, as deemed filed with the SEC on May 11, 2020 pursuant to our Form 12b-25 filed on May 12, 2020, and for the fiscal quarter ended June 30, 2020 that we filed with the SEC August 7, 2020;

•

our Current Reports on Form 8-K, filed with the SEC on May 22, 2020, May 28, 2020 and July 20, 2020 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished therewith);

•

the description of our common stock contained in our Registration Statement on Form 8-A initially filed on January 28, 2005, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Molecular Templates, Inc.

9301 Amberglen Blvd

Suite 100

Austin, TX 78729

Telephone: (512) 869-1555

You may also access these documents on our website, http://www.mtem.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$100,000,000

Molecular Templates, Inc.

Common Stock

PROSPECTUS

Cowen

August 17, 2020